UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Tysons Blvd., Suite 1000 McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

(703) 584-7979

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2018, Park Hotels & Resorts Inc. (the “Company”), HNA Holdco I LLC (the “Selling Stockholder”), an affiliate of HNA Tourism Group Co., Ltd. (“HNA”) and HNA, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC (the “Representatives”), as representatives of the several underwriters (the “Underwriters”), pursuant to which the Underwriters agreed to purchase from the Selling Stockholder 39,651,453 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company at a price of $24.84875 per share.

The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

The Company, HNA and the Selling Stockholder made certain representations, warranties and covenants in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriters, and certain of their affiliates, are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters, and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they may receive customary fees and expenses, and may currently be, or may in the future be, lenders to us under facilities that we have entered into or may in the future enter into from time to time.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 8.01.	Other Events.

Concurrent with the offering, the Selling Stockholder granted to the Company an option to repurchase from the Selling Stockholder, in a privately-negotiated transaction, up to 15,750,000 shares of its common stock pursuant to a Master Amendment and Option Agreement previously disclosed in a Form 8-K filed with the Commission on March 5, 2018. The Company exercised this option with respect to 14,000,000 shares (the “Share Repurchase”). The purchase price for the shares covered by the Share Repurchase is $24.84875 per share, which is the price per share at which the Underwriters will purchase shares of Common Stock from the Selling Stockholder in the offering. The shares repurchased by the Company in the Share Repurchase will be retired. The offering is not conditioned upon the completion of the Share Repurchase.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 6, 2018, by and among the Company, the Selling Stockholder, HNA and the Representatives

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in the opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: March 8, 2018	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer